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                                                                    Exhibit 23.2
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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1993 Stock Option Plan of Electric Fuel Corporation of our report dated January 18, 2001 with respect to the consolidated financial statements of Electric Fuel Corporation for the two-year period ended December 31, 2000, included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                               /s/ Kost Forer and Gabbay
                                    -------------------------------------------
                                                   Kost Forer & Gabbay
                                      A Member of Ernst & Young International


Tel-Aviv, Israel
May 1, 2001